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                                                              Exhibit(4)(c)(9)

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of July 8, 1998, by and between B.B. WALKER COMPANY, a North Carolina corporation (the "Borrower"), and MELLON BANK, N.A., a national banking association (the "Lender").

                                    RECITALS

    A. The Borrower and the Lender are parties to a certain Credit Agreement dated as of August 15, 1995 (as amended by the "First Amendment", the "Second Amendment", the "Third Amendment", and the "Fourth Amendment", each defined below, the "Credit Agreement") pursuant to which the Lender established certain credit facilities for the Borrower in order to provide working capital financing and to refinance certain existing indebtedness. Except as otherwise defined herein, capitalized terms used in this Amendment shall have the same meaning as in the Credit Agreement.

    B. As a result of certain Events of Default, the Borrower and the Lender entered into the First Amendment to Credit Agreement dated as of April 15, 1996 ("First Amendment"), the Second Amendment to Credit Agreement dated as of October 18, 1996 ("Second Amendment"), the Third Amendment to Credit Agreement dated as of November 16, 1996 ("Third Amendment"), and the Fourth Amendment to Credit Agreement dated as of March 11, 1997 ("Fourth Amendment").

    C. The Borrower has requested that the Lender extend the Revolving Credit Maturity Date and the Term Loan Maturity Date and amend certain other terms and provisions in the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

                                   AMENDMENTS

    1. The following definitions set forth in Article 1 of the Credit Agreement shall be deleted and restated in their entirety as follows:

              "Revolving Credit Maturity Date" shall mean March 31, 2001.

              "Term Loan Maturity Date" shall mean December 31, 1998.

    2. The following additions are hereby made to Article 1, Definitions, in alphabetical order:

              "Inventory Turnover" shall mean the Borrower's annualized cost of goods sold for the period measured, divided by the FIFO book value of the Borrower's inventory as of the last day of such period.

              "Fifth Amendment" shall mean the Fifth Amendment to Credit
               Agreement, dated as of July 8, 1998, by and between the Borrower and the Lender.

              "Fifth Amendment Closing Date" shall mean July 8, 1998.

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                  FIFTH AMENDMENT TO CREDIT AGREEMENT, Continued

    3. Section 2.4, Term Loan, shall be amended by deleting Section 2.4 (d) in its entirety and replacing it with the following:

                     (d) Scheduled Amortization; Maturity.  As of the Fifth
              Amendment Closing Date, the outstanding Principal due under the Term Loan was $1,964,285.59. After the Fifth Amendment Closing Date, Principal due under the Term Loan shall be payable on each Regular Payment Date in equal monthly installments based on a seven (7) year amortization schedule, with all remaining principal due and payable on the Term Loan Maturity Date.

    4.  Section 2.6, Interest Rates, shall be amended by deleting Section 2.6
(a) in its entirety and replacing it with the following:

                    (a) Rate of Interest.  The unpaid principal amount of
              interest of the Revolving Credit Loans and the Term Loan shall bear interest for each day until due at the Prime Rate plus one and one half percent (1.50%).

    5.  Section 2.8, Optional Prepayments, shall be amended by deleting Section
2.8 (b) in its entirety and replacing it with the following:

                    (b) Upon prepayment of all of the Revolving Credit Loans or the Term Loan prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, respectively, the Borrower shall pay to the Lender a prepayment fee equal to the following percentage of the Revolving Credit Committed Amount or the Term Loan Committed Amount, as the case may be, in accordance with the following schedule:

         Percentage                          Payment Made on or Between
         ----------                          --------------------------
             3%                              Fifth Amendment Closing Date
                                             through March 30, 1999

             2%                              April 1, 1999 through
                                             March 30, 2000

             1%                              April 1, 2000 through
                                             March 30, 2001

provided, however, that the payment to the Lender by the Borrower of the proceeds of sale of the Borrower's assets at its Asheboro, N.C. plant shall not be considered a prepayment for purposes of this section.

    6. Sections 6.1(a) through (f) are hereby deleted in their entirety and replaced with the following new Sections 6.1(a) through (f) and new Section 6.1(g):

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                  FIFTH AMENDMENT TO CREDIT AGREEMENT, Continued

              6.1.  Financial Covenants.

              (a) Consolidated Current Ratio. The Consolidated Current Ratio shall not at any time be less than 1.35 to 1.00 as of October 31, 1997, and at all times thereafter.

              (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not at any time exceed 3.00 to 1:00 as of October 31, 1997, and at all times thereafter.

              (c) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not at any time be less than $5,600,000 as of the fiscal year ending October 31, 1997; $5,400,000 as of and from November 1, 1997 and at all times through January 31, 1998; and $5,300,000 as of and from February 1, 1998 and at all times through April 30, 1998; $5,100,000 as of and from May 1, 1998 and at all times through May 31, 1998; $5,000,000 as of and from June 1, 1998 and at all times through July 31, 1998; $5,150,000 as of and from August 1, 1998 and at all times through August 31, 1998; $5,300,000 as of and from September 1, 1998 and at all times through September 30, 1998; $5,650,000 as of and from October 1, 1998 and at all times through the fiscal year ending October 30, 1998; $5,650,000 as of and from November 1, 1998 and at all times through the fiscal year ending October 30, 1999; and $6,050,000 as of and from October 31, 1999 and at all time thereafter.

              (d) Consolidated Working Capital. Consolidated Working Capital shall not at any time be less than $5,000,000 as of the fiscal year ending October 31, 1997 and at all times through September 30, 1998; and $5,250,000 as of and from October 1, 1998 and at all times thereafter.

              (e) Consolidated Net Income. Consolidated Net Income for the fiscal year ending October 31, 1997 shall not be less than break even. Consolidated Net Income for the fiscal year ending October 31, 1998 shall be not less than $50,000, and for each fiscal year thereafter, Consolidated Net Income shall be not less than $400,000.

              (f) Capital Expenditures. The Borrower shall not make any Capital Expenditures which exceed, in the aggregate, $50,000 for the fiscal year ending October 31, 1997, and which exceed $150,000 for the fiscal year ending October 31, 1998 and for each fiscal year thereafter.

              (g) Inventory Turnover. The Borrower shall not have Inventory Turnover, determined quarterly and annually, of less than 2.0 to 1.0, as of July 31,1998 through October 30, 1998 or less than 2.4 to 1.0 from October 31, 1998 and at all times thereafter.

                         REPRESENTATIONS AND WARRANTIES

    7. Other Representations and Warranties. Each of the representations and warranties (as amended hereby) made by the Borrower in Article 3 of the Credit Agreement are true and correct on and as of the Fifth Amendment Closing Date (except those representations and warranties that address matters only as of a particular date, which are true and correct as of that date), and are incorporated herein as though fully set forth.

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                  FIFTH AMENDMENT TO CREDIT AGREEMENT, Continued


                              CONDITIONS PRECEDENT

    8. Conditions to Effectiveness of this Amendment. The obligation of the Lender to enter into this Amendment is subject to the satisfaction, immediately prior to or concurrently with the execution of the Amendment, of the following conditions precedent:

              (a) Fifth Amendment, etc. The Lender shall have received this Fifth Amendment, duly executed by the Borrower.

              (b) Corporate Proceedings. The Lender shall have received certificates by the Secretary or Assistant Secretary of the Borrower dated as of the Fifth Amendment Closing Date as to (i) true copies of the articles of incorporation and by-laws (or other constituent documents) of the Borrower in effect on such date (which, in the case of articles of incorporation or other constituent documents filed or required to be filed with the Secretary of State or other Governmental Authority in its jurisdiction of incorporation, shall be certified to be true, correct and complete by such Secretary of State or other Governmental Authority not more than thirty (30) days before the date of this Amendment), (ii) true copies of all corporate action taken by the Borrower relative to this Amendment and the other Amendment Documents and (iii) the incumbency and signature of the respective officers of the Borrower executing this Amendment and the other Amendment Documents, together with satisfactory evidence of the incumbency of such Secretary or Assistant Secretary. The Lender shall have received certificates from the appropriate Secretaries of State or other applicable Governmental Authorities showing the good standing of the Borrower in its state of incorporation and each state in which the Borrower does business, if applicable in such state.

              (c) Officers' Certificates. The Lender shall have received certificates from such officers of the Borrower in the form of Exhibit C attached hereto.

              (d) Fees, Expenses, Etc. All fees and other compensation (including, without limitation, attorneys' fees) required to be paid to the Lender pursuant hereto or pursuant to any other written agreement on or prior to the Fifth Amendment Closing Date shall have been paid or received.

              (e) Other Conditions Precedent. Each of the conditions precedent set forth in Section 4.02 of the Credit Agreement shall have been met.

                                  MISCELLANEOUS

    9. Reaffirmation; No Waiver. Except as expressly modified herein, the terms of the Credit Agreement, the Security Documents and all of the Loan Documents executed in connection therewith, remain in full force and effect in accordance with their respective terms and conditions, are in no manner impaired hereby and, are hereby reaffirmed by all of the parties. In the event of any conflict between this Amendment and any other Loan Document, the provisions of this Amendment shall prevail.

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                  FIFTH AMENDMENT TO CREDIT AGREEMENT, Continued


   10. Fees, Expenses, Etc. Within ten (10) days of receipt of invoice, the Borrower shall pay all fees and other compensation (including, without limitation, attorneys' fees, costs of searches, field examination expenses, filing and recording fees) required to be paid to the Lender pursuant hereto, pursuant to any Amendment Document or pursuant to any other written agreement.

   11. Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

    12. Prior Understandings. This Amendment and the other Amendment Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein.

    13. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

   14. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder or interests herein without the prior written consent of the Lender, and any purported assignment without such consent shall be void.

   15. Governing Law. THIS AMENDMENT AND ALL OTHER AMENDMENT DOCUMENTS (EXCEPT TO THE EXTENT, IF ANY, OTHERWISE EXPRESSLY STATED IN SUCH OTHER AMENDMENT DOCUMENTS) SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA, WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES.

    IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Amendment as of the date first above written.


ATTEST:                                 B.B. WALKER COMPANY

By: DOROTHY W. CRAVEN, Secretary        By: KENT T. ANDERSON
    ----------------------------            ---------------------------
    Dorothy W. Craven, Secretary            Kent T. Anderson, President
    [Corporate Seal]

                                        MELLON BANK, N.A.

                                        By: ROGER D. ATTIX
                                            ------------------------------
                                            Roger D. Attix, Vice President
                                       5